Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301-315-2777
Kate de Santis
Director, Investor Relations
301-251-6003
HUMAN GENOME SCIENCES NAMES TIMOTHY C. BARABE
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
ROCKVILLE, Maryland — July 10, 2006 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced that Timothy C. Barabe has joined the company as Senior Vice President and Chief Financial Officer. Mr. Barabe will report directly to H. Thomas Watkins, President and Chief Executive Officer, and will serve as a member of the Management Committee of the Company. He will be responsible for working with the HGS leadership team to drive the financial strategy and operations of the company.
“Tim Barabe brings to HGS more than 25 years of financial management experience in global pharmaceutical and health care companies,” said Mr. Watkins. “His knowledge of financial strategy, operations and controls, reporting and analysis will be of great value as we continue our progress toward commercialization. Tim is a significant addition to the HGS leadership team.”
Mr. Barabe has held a broad range of financial and strategic roles in the life sciences and healthcare industries. Most recently, Mr. Barabe was with Regent Medical Ltd., a U.K.-based privately owned surgical supply company where he served as Chief Financial Officer from 2004-2006. Prior to joining Regent, Mr. Barabe served with Novartis AG from 1982-2004 in a succession of senior executive positions in finance, general management, and strategic planning, including Chief Financial Officer of the Sandoz Generics Business Unit (Vienna, Austria), President of the CIBA Vision Corporation Specialty Lens Business Franchise, Group Vice President and Chief Financial Officer of CIBA Vision Corporation, and Director of Corporate Finance, Ciba-Geigy Corporation (subsequently acquired by Novartis AG). He previously held positions with Olin Corporation. Mr. Barabe received his MBA in Finance from the University of Chicago and his BBA in Finance from the University of Massachusetts. He is a member of the Board of Directors of ArQule, Inc.

About Human Genome Sciences
The mission of Human Genome Sciences is to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs. For more information about Human Genome Sciences, please visit the company’s web site at www.hgsi.com.
HGS and Human Genome Sciences are trademarks of Human Genome Sciences.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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